FORM 8-K/A
                        (AMENDMENT NO. 1)



                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                 Date of Report (Date of Earliest
                Event Reported):  December 8, 1997




               CHIQUITA BRANDS INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)




          New Jersey        1-1550           04-1923360
          (State or other   (Commission      (IRS Employer
          jurisdiction of   File Number)     Identification No.)
          incorporation)


          250 East Fifth Street, Cincinnati, Ohio 45202
             (Address of principal executive offices)


       Registrant's telephone number, including area code:
                          (513) 784-8000





             INFORMATION TO BE INCLUDED IN THE REPORT


This Amendment No. 1 to the Current Report on Form 8-K dated
December 8, 1997 is being filed to include the financial statements in Item 7(a) and Exhibit 23.1. Items 1, 3, 4, 5, 6, 8 and 9 are not applicable and are omitted from this Report.


Item 2.  Acquisition or Disposition of Assets.

     On December 8, 1997, Chiquita Brands International, Inc.
( Chiquita or the Company ) acquired all of the outstanding capital stock of American Fine Foods, Inc. ( AFF ), a privately-held company headquartered in Payette, Idaho, engaged primarily in the vegetable canning business. The acquisition was effected pursuant to a Share Purchase Agreement dated as of September 15, 1997 between Chiquita and the shareholders of AFF, which is attached hereto as Exhibit 2.1.

     The purchase price payable to the three shareholders of AFF, Steiner Corporation, Robert Moss and Dillon Wilson, was agreed to based on arm s length negotiations. The purchase price of $26.8 million was paid entirely in shares of Chiquita capital stock, par value $.33 per share ( Common Stock ), valued at $17.11 per share, which represents the agreed market value of the Common Stock on December 8, 1997. All of the 1,564,623 shares of Common Stock issued in the transaction were registered for resale under the Securities Act of 1933. The total purchase price is subject to a post-closing adjustment based on changes in the stockholders equity of AFF through December 8, 1997; the post-closing amount will be paid in cash.

     AFF produces a complete line of vegetables, including corn, peas, green beans, dry beans, spinach and asparagus, as well as canned soups and meat products. These products are marketed under private and branded labels, including pursuant to co-pack arrangements, and are sold in the retail and food service trades
and to institutional accounts.   AFF owns and operates four
canning plants, of which two are located in or near Payette, Idaho, and the other two are located in or near Walla Walla, Washington, along with a can manufacturing plant and distribution facility located near Payette, Idaho and a storage facility near Walla Walla, Washington. Chiquita presently plans to continue operating the AFF canning business in connection with its existing canning business.












Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired.
     Page No.

          American Fine Foods, Inc.

               Independent Auditors  Report                  5

               Balance Sheet at June 28, 1997                6

               Statement of Operations for the
               year ended June 28, 1997                      7
               Statement of Stockholders  Equity for the
               year ended June 28, 1997                      8

               Statement of Cash Flows for the year ended
               June 28, 1997                                 9

               Notes to Financial Statements                10

               Balance Sheets (unaudited) at
               September 27, 1997
               and September 28, 1996                       18

               Statements of Operations (unaudited)
               for the three months ended
               September 27, 1997 and
               September 28, 1996                           20

               Statements of Cash Flows (unaudited)
               for the three months ended
               September 27, 1997 and
               September 28, 1996                           21

               Notes to Financial Statements
               (unaudited)                                  22

     (b) Pro Forma Financial Information.

          Chiquita Brands International, Inc.

               Pro Forma Combined Balance Sheet
               (unaudited) as of
               September 30, 1997                           *

               Pro Forma Combined Income Statement
               (unaudited) for the year ended
               December 31, 1996                            *









               Pro Forma Combined Income Statement
               (unaudited) for the nine months ended
               September 30, 1997                           *

     * Incorporated by reference from pages 39 - 42 of the final Proxy Statement/Prospectus forming part of the Company s Registration Statement on Form S-4 (Registration No. 333-40709) filed pursuant to Rule 424(b)(3) on December 10, 1997.

     (c) Exhibits

          2.1  Share Purchase Agreement dated as of September 15,
               1997 by and among Chiquita and Steiner
               Corporation, Robert Moss and Dillon Wilson - previously filed.

          23.1 Consent of Independent Auditors (KPMG Peat Marwick
               LLP).






























































                    AMERICAN FINE FOODS, INC.

                       FINANCIAL STATEMENTS


                          JUNE 28, 1997


           (With Independent Auditor s Report Thereon)































                   Independent Auditor s Report




The Board of Directors
American Fine Foods, Inc.:



We have audited the accompanying balance sheet of American Fine
Foods, Inc. as of June 28, 1997 and the related statements of operations, stockholders equity and cash flows for the year then ended. These financial statements are the responsibility of the Company s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Fine Foods, Inc. as of June 28, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                        /s/ KPMG Peat Marwick LLP


July 31, 1997
Salt Lake City, Utah








                     AMERICAN FINE FOODS, INC.
                          BALANCE SHEET
                          JUNE 28, 1997

ASSETS
Current assets:
    Cash                                                                      $     485,418
    Receivables (Note 2)                                                          4,970,283
    Inventories (Note 3)                                                         31,723,869
    Deferred farm crop and other prepaid expenses                                 3,253,946
    Deferred income tax asset (Note 7)                                              572,000
                                                                                 ----------
        Total current assets                                                     41,005,516
Property, plant and equipment:
    Land and land improvements                                                      631,333
    Buildings and building improvements                                           5,439,276
    Plant, machinery and equipment                                               19,386,723
    Transportation equipment                                                        538,393
    Office equipment                                                                618,650
    Construction in progress                                                        117,519
                                                                                  ---------
                                                                                 26,731,894
    Less accumulated depreciation                                                16,628,384
                                                                                 ----------
        Total property, plant and equipment                                      10,103,510
                                                                                 ----------
Other assets (Note 8)                                                               928,580
                                                                                 ----------
                                                                              $  52,037,606
                                                                                 ==========
LIABILITIES AND STOCKHOLDERS  EQUITY

Current liabilities:
    Short-term borrowings (Note 4)                                            $  14,947,980
    Trade accounts payable and accrued expenses                                   6,937,701
    Dividends payable                                                               285,856
    Due to Steiner Corporation                                                      264,000
    Current portion of long-term debt (Note 4)                                    1,142,136
                                                                                 ----------
        Total current liabilities                                                23,577,673

Long-term debt, less current portion (Note 4)                                     1,136,010
Retirement obligations (Note 6)                                                     520,736
Deferred income tax liability (Note 7)                                            1,193,000
Stockholders  equity:
    Common stock, $1 par value.  Authorized 2,000,000 shares; issued
        864,531 shares, including 47,800 treasury shares                            864,531
    Additional paid-in capital                                                    2,497,797
    Retained earnings                                                            22,774,187
                                                                                 ----------
                                                                                 26,136,515
    Less treasury stock, at cost                                                    526,328
                                                                                 ----------
                 Total stockholders  equity                                      25,610,187
Commitments and contingencies (Notes 5 and 8)                                            --
                                                                                 ----------
                                                                              $  52,037,606
                                                                                 ==========

                                See accompanying notes to financial statements.







                                           AMERICAN FINE FOODS, INC.

                                            STATEMENT OF OPERATIONS

                                           YEAR ENDED JUNE 28, 1997



Revenues:
    Sales, net of freight, discounts and allowances                           $  79,809,031
    Other income                                                                     10,254
                                                                                 ----------
        Total revenues                                                           79,819,285
                                                                                 ----------

Costs and expenses:
    Cost of products sold                                                        67,161,502
    Selling expenses                                                              3,575,260
    Administrative expenses                                                       2,293,745
    Interest expenses                                                             1,240,232
                                                                                 ----------
        Total costs and expenses                                                 74,270,739
                                                                                 ----------

Income before income taxes                                                        5,548,546
Income taxes (Note 7)                                                             1,940,305
                                                                                 ----------

        Net income                                                            $   3,608,241
                                                                                 ==========

















                                See accompanying notes to financial statements.






                                           AMERICAN FINE FOODS, INC.

                                       STATEMENT OF STOCKHOLDERS  EQUITY

                                           YEAR ENDED JUNE 28, 1997

                                         Common           Additional          Retained         Treasury
                                          stock         paid-in capital        earnings           stock
Balances at June 29, 1996             $    864,531       $   2,497,797       $ 19,581,855      $ (526,328)

Net income                                      --                  --          3,608,241              --

Cash dividends of $.51 per share                --                  --           (415,909)             --
                                        ----------          ----------         ----------      ----------

Balances at June 28, 1997             $    864,531       $   2,497,797       $ 22,774,187      $ (526,328)
                                        ==========          ==========         ==========      ==========



























                                 See accompany notes to financial statements.









                                           AMERICAN FINE FOODS, INC.

                                            STATEMENT OF CASH FLOWS

                                           YEAR ENDED JUNE 28, 1997

Cash flows from operating activities:
    Net income                                                         $    3,608,241
    Adjustments to reconcile net income to net cash
    provided by operating activities:
        Depreciation and amortization                                       1,596,493
        Provision for losses on bad debt                                       22,735
        Gain on sale of equipment                                                (500)
        Deferred income taxes                                                (447,000)
        Changes in operating assets and liabilities:
               Receivables                                                  1,117,240
               Inventories                                                  2,811,904
               Deferred farm crop and other prepaid expenses                    7,674
               Due from (to) Steiner Corporation                              264,000
               Other assets                                                  (530,564)
               Trade accounts payable, accrued expenses
                    and other liabilities                                   1,363,100
                                                                           ----------
    Net cash provided by operating activities                               9,813,323
                                                                           ----------
Cash flows from investing activities:
    Purchases of property, plant and equipment                               (879,773)
    Proceeds from disposal of fixed assets                                     53,078
                                                                           ----------
    Net cash used in investing activities                                    (826,695)
                                                                           ----------
Cash flows from financing activities:
    Net changes in short-term borrowings                                   (7,403,569)
    Principal payments on long-term debt                                   (1,148,257)
    Dividends paid                                                           (415,909)
                                                                           ----------
    Net cash used in financing activities                                  (8,967,735)
                                                                           ----------
Net increase in cash                                                           18,893
                                                                           ----------
Cash at beginning of period                                                   466,525
                                                                           ----------
Cash at end of period                                                  $      485,418
                                                                           ==========
Cash payments during the period:
    Interest                                                           $    1,246,314
    Income taxes                                                              210,025

                                See accompanying notes to financial statements.






                    AMERICAN FINE FOODS, INC.
                  NOTES TO FINANCIAL STATEMENTS
                          JUNE 28, 1997


(1)  Summary of Significant Accounting Policies

     (a) Organization
       American Fine Foods, Inc. (the Company), a 91 percent owned subsidiary of Steiner Corporation (Steiner), produces, processes and sells farm products in Idaho, Washington and Oregon and specialty canned food items in thirteen western states.

  (b)  Fiscal Reporting Period
       The Company reports on a 52 or a 53 week fiscal year which ends the Saturday closest to June 30.

  (c)  Inventories
       Corn is valued at the lower of average cost or market.
       All other processed products inventories are valued at the lower of cost (first-in, first-out method) or market.
       Manufacturing supplies are valued at cost.

  (d)  Farm Crop Program
       The Company farms approximately 4,300 acres of leased land. The operating cycle of the farm program is based on a calendar year. To compare with the Company s fiscal year, therefore, direct costs of the farm program are deferred until the related crops are harvested and processed.

  (e)  Property, Plant and Equipment
       Property, plant and equipment are recorded at cost and include expenditures for new facilities and expenditures which increase the useful lives of the existing property, plant and equipment.

       Depreciation is provided in amounts sufficient to amortize the cost of the assets over their estimated useful lives. The Company computes depreciation using straight-line and accelerated methods. The estimated useful lives of the assets are as follows:

         Land improvements            5 - 12 years
         Building and improvements   10 - 40 years
         Plant and farm equipment     3 - 12 years
         Transportation equipment      3 - 5 years
         Office equipment             5 - 10 years

     Depreciation expense was $1,513,261 in 1997.







                    AMERICAN FINE FOODS, INC.
                  NOTES TO FINANCIAL STATEMENTS
                          JUNE 28, 1997


  (f)  Revenue Recognition

       Revenues are recognized when products are shipped to customers.

  (g)  Concentration of Credit Risk

       The Company sells its products to grocery wholesalers and retailers in the western United States. The Company performs ongoing credit evaluations of its customers and does not require collateral. The Company maintains reserves for potential losses and such losses have been within management s expectations. Corn and dry beans make up a significant portion of the net revenues.

  (h)  Income Taxes

       The results of the Company s operations are included in consolidated income tax returns filed by Steiner. Income tax expense is calculated on a separate return basis using the asset and liability method. Deferred taxes are recorded based upon differences between the tax basis and financial basis of assets and liabilities.

  (i)  Management Estimates

       In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet, and revenues and expenses for the period. Actual results could differ from those estimates.


(2)  Receivables
     Receivables as of June 28, 1997 are summarized as follows:

            Trade                                                      $    4,483,275
            Other - nontrade                                                  587.008
                                                                           ----------
                                                                            5,070,283
            Less allowance for doubtful accounts                              100,000
                                                                           ----------
                                                                       $    4,970,283
                                                                           ==========






                    AMERICAN FINE FOODS, INC.
                  NOTES TO FINANCIAL STATEMENTS
                          JUNE 28, 1997


  (3)  Inventories

             Inventories as of June 28, 1997 are summarized as follows:

            Processed products:
                 Corn                                                  $    3,453,616
                 Beans                                                      2,266,134
                 Peas                                                       4,753,265
                 Asparagus                                                 10,531,965
                 Spinach                                                      741,770
                 Meat (chili, beef stew and hash)                           1,524,196
                 Co-pack and branded products                                 248,170
                 Soup products                                                287,219
                                                                           ----------
                                                                           23,806,335
                 Manufacturing supplies                                     7,917,534
                                                                           ----------
                                                                       $   31,723,869
                                                                           ==========


    (4) Debt

     (a)  Short-term Borrowing

          At June 28, 1997, the Company had borrowings outstanding of $14,947,980 under a revolving line-of-credit with a bank. The revolving line-of-credit provides for total borrowing of up to $24,000,000 and bears interest at the bank s prime rate less .5 percent or the LIBOR rate plus .75 percent at the Company s option and requires monthly payments of accrued interest with the principal payable on June 30, 1998. The prime interest and LIBOR rate options were 8.25 percent and 6.63 percent, respectively, at June 28, 1997. Borrowings under the line-of-credit are unsecured.

     (b)  Long-term Debt

          Long-term debt represents the remaining balance due under an original $10,000,000 term loan. The term of the note is five years with quarterly installments of $285,534 plus accrued interest based on prime less .25






                    AMERICAN FINE FOODS, INC.
                  NOTES TO FINANCIAL STATEMENTS
                          JUNE 28, 1997


          percent or the LIBOR rate plus .75 percent at the Company s option. The prime interest and LIBOR rate options were 8.25 percent and 6.44 percent, respectively, at June 28, 1997. Borrowings under the term loan are unsecured. The maturity date is June 30, 1999.

          The term loan and revolving line-of-credit agreements contain a number of covenants with respect to the Company s current ratio, minimum net worth, debt service and capital expenditures. The Company was in compliance with all debt covenants at June 28, 1997.

          Scheduled maturities of long-term debt at June 28, 1997 are as follows:

<CAPTIO>
                        Fiscal year ending:
                                 1998                                  $    1,142,136
                                 1999                                       1,136,010
                                                                           ----------
                                                                       $    2,278,146
                                                                           ==========

    (5)  Leases

       The Company is obligated under long-term leases for equipment and farm land. At June 28, 1997, future minimum rental commitments for these non-cancelable operating leases are as follows:

                                                           Total           Equipment                  Land
            Fiscal year ending:
                 1998                               $     1,307,031      $       817,014         $    490,017
                 1999                                       736,993              540,766              196,227
                 2000                                       269,391              216,220               53,171
                 2001                                        70,601               46,199               24,402
                 2002                                        24,402                   --               24,402
                 Thereafter                                  99,715                   --               99,715
                                                         ----------           ----------           ----------
                                                    $     2,508,133      $     1,620,199         $    887,934
                                                         ==========           ==========           ==========

        Total rental expense was approximately $1,634,000 in 1997.






                    AMERICAN FINE FOODS, INC.
                  NOTES TO FINANCIAL STATEMENTS
                          JUNE 28, 1997


  (6)  Employee Benefit Plan

       The Company participates in the Steiner defined benefit retirement plan which covers substantially all employees. The Company reimburses Steiner for its share of pension costs. The Company made contribututions to the plan of $509,000 in 1997.

       The Company provides other postretirement benefits, including medical and life insurance coverage, to employees. The accumulated benefit obligation (including current period cost) related to these benefits at June 28, 1997 is $521,000. The following table presents the funded status for other postretirement benefits reconciled with amounts recognized in the Company s balance sheet at June 28, 1997:

       Accumulated postretirement benefit obligation:

                 Retirees                                                $       790,000
                 Active group - currently eligible                                60,000
                 Active group - eligible in future                               383,000
                                                                              ----------
                                                                               1,233,000
            Plan assets at fair value                                                 --
                                                                              ----------
            Accumulated postretirement benefit obligation
               in excess of plan assets                                        1,233,000
            Unrecognized net loss                                               (712,000)
                                                                              ----------
                 Accrued postretirement benefit cost
                    included in other liabilities                        $       521,000
                                                                              ==========

















                                  AMERICAN FINE FOODS, INC.
                  NOTES TO FINANCIAL STATEMENTS
                          JUNE 28, 1997


        Net periodic other postretirement benefit cost for 1997 includes the following components:

            Service cost                                                 $        37,000
            Interest cost                                                         89,000
                                                                             -----------
                 Net periodic other postretirement
                    benefit cost                                         $       126,000
                                                                             ===========


        The average assumed health care cost trend rate used for 1997 is frozen at the July 1, 1993 level. A one percent increase in the assumed health care cost trend rate would have an immaterial effect on both the expense and the accumulated postretirement benefit obligation.

     The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.75 percent at June 28, 1997.

  (7)  Income Taxes

       The provision for income taxes for 1997 is comprised of the following:

            Federal income taxes                                         $     1,605,105
            State taxes                                                          335,200
                                                                              ----------
                                                                         $     1,940,305
                                                                              ==========

            Current                                                      $     2,387,305
            Deferred                                                            (447,000)
                                                                              ----------
                                                                         $     1,940,305
                                                                              ==========










                    AMERICAN FINE FOODS, INC.
                  NOTES TO FINANCIAL STATEMENTS
                          JUNE 28, 1997


     Income tax expense for 1997 differs from that computed by applying the applicable federal statutory rate of 35 percent to income before income taxes for the following reasons:

            Computed "expected" tax expense                              $     1,941,991
            State tax, net of federal benefit                                    217,880
            Change in valuation allowance                                       (307,000)
            Other                                                                 87,434
                                                                              ----------
                                                                         $     1,940,305
                                                                              ==========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 28, 1997 are presented below:

            Current deferred tax assets:
                 Inventory uniform capitalization                        $       178,000
                 Insurance reserves                                              159,000
                 Other reserves                                                  122,000
                 Accrued expenses                                                113,000
                                                                              ----------
                                                                         $       572,000
                                                                              ==========

            Noncurrent deferred tax assets:
                 Retirement obligations                                  $       182,000
                 Trademarks                                                       63,000
                                                                              ----------
                                                                                 245,000
            Noncurrent deferred tax liability - plant and
               equipment, principally due to differences
               in depreciation                                                 1,438,000
                                                                              ----------

                          Net noncurrent deferred tax liability          $     1,193,000
                                                                              ==========











                    AMERICAN FINE FOODS, INC.
                  NOTES TO FINANCIAL STATEMENTS
                          JUNE 28, 1997


       During fiscal 1997, the Company eliminated the valuation allowance due to the amount of taxable income generated in fiscal 1997 and 1996. This change resulted in a credit to the statement of operations of $307,000.

       The Company is included in the consolidated tax return of Steiner. As a result, the Company made estimated federal and state tax payments to Steiner of $2,242,100 in 1997. The resulting income tax receivable or payable is included in the balance due to Steiner Corporation at June 28, 1997.


  (8)  Other Related Party Transactions

       The Company is insured for workers compensation and general liability claims through Steiner s self-insurance program. The Company is charged a premium throughout the year to cover estimated allocations of insurance costs. Insurance cost allocated to the Company by Steiner, before adjustments to actual, was $1,103,400 in 1997. During 1997, Steiner changed the intercompany policy, with respect to periods involved, used to allocate insurance costs to the Company which resulted in an increase in income, net of income taxes, of $364,752 for 1997.

       Separately, the Company is self-insured for worker s compensation in the state of Washington. An escrow account at June 28, 1997 of $377,695 is included in other assets to be used to pay future claims.

       Steiner also charged the Company approximately $404,400 in 1997 for administrative fees.








































                    AMERICAN FINE FOODS, INC.

                  UNAUDITED FINANCIAL STATEMENTS

              THREE MONTHS ENDED SEPTEMBER 27, 1997
                      AND SEPTEMBER 28, 1996
































                                           AMERICAN FINE FOODS, INC.

                                          BALANCE SHEETS (Unaudited)

                                   SEPTEMBER 27, 1997 AND SEPTEMBER 28, 1996

                                                    ASSETS

                                                                              1997              1996
Current assets
    Cash                                                              $       178,602    $        82,001
    Receivables                                                             6,093,730          7,133,962
    Inventories                                                            42,444,052         39,788,097
    Deferred farm crop and other prepaid expenses                           2,804,608          3,434,830
    Deferred income tax asset                                                 572,000            146,000
                                                                          -----------         ----------


                 Total current assets                                      52,092,992         50,584,890


Property, plant and equipment, net                                         10,503,880         10,757,250


Other assets                                                                  922,066            527,727
                                                                          -----------         ----------
                                                                      $    63,518,938    $    61,869,867
                                                                          ===========         ==========




















                                See accompanying notes to financial statements.








                                           AMERICAN FINE FOODS, INC.

                                          BALANCE SHEETS (Unaudited)
                                                  (Continued)

                                   SEPTEMBER 27, 1997 AND SEPTEMBER 28, 1996

                                     LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                           1997              1996
Current liabilities
    Short-term borrowings                                             $    20,997,991    $    23,428,460
    Trade accounts payable and accrued expenses                            12,525,921          9,594,434
    Due to Steiner Corporation                                                 10,700          1,222,384
    Current portion of long-term debt                                       1,142,136          1,142,136
                                                                           ----------         ----------

                 Total current liabilities                                 34,676,748         35,387,414

Long-term debt, less current portion                                        1,112,090          1,992,612
Retirement obligations                                                        520,736            520,736
Deferred income tax liability                                               1,193,000          1,144,506
                                                                           ----------         ----------

                 Total liabilities                                         37,502,574         39,045,268
                                                                           ----------         ----------

Stockholders' equity
    Common stock, $1 par value.  Authorized
        2,000,000 shares; issued 864,531 shares,
        including 47,800 treasury shares                                      864,531            864,531
    Additional paid-in capital                                              2,497,797          2,497,797
    Retained earnings                                                      23,180,364         19,988,599
                                                                           ----------         ----------
                                                                           26,542,692         23,350,927

    Less treasury stock, at cost                                              526,328            526,328
                                                                           ----------         ----------

                 Total stockholders' equity                                26,016,364         22,824,599

    Commitments and contingencies                                          ----------         ----------

                                                                      $    63,518,938    $    61,869,867
                                                                           ==========         ==========

                                See accompanying notes to financial statements.










                                           AMERICAN FINE FOODS, INC.

                                     STATEMENTS OF OPERATIONS (Unaudited)

                 THREE MONTHS ENDED SEPTEMBER 27, 1997 AND SEPTEMBER 28, 1996

                                                                     1997                1996
Revenues:
   Sales, net of freight, discounts and allowances               $   17,817,127     $   19,465,703
   Other income                                                          60,092             13,112
                                                                     ----------         ----------

      Total revenues                                                 17,877,219         19,478,815
                                                                     ----------         ----------

Costs and expenses:
   Cost of products sold                                             15,699,136         17,058,545
   Selling expenses                                                     541,586            851,243
   Administrative expenses                                              709,290            519,593
   Interest expenses                                                    264,505            376,573
                                                                     ----------         ----------

      Total costs and expenses                                       17,214,517         18,805,954
                                                                     ----------         ----------

Income before income taxes                                              662,702            672,861
Income taxes                                                            256,525            266,117
                                                                     ----------         ----------

Net income                                                       $      406,177     $      406,744
                                                                     ==========         ==========



















                                See accompanying notes to financial statements.






                                           AMERICAN FINE FOODS, INC.

                                     STATEMENTS OF CASH FLOWS (Unaudited)

                 THREE MONTHS ENDED SEPTEMBER 27, 1997 AND SEPTEMBER 28, 1996


                                                                       1997               1996
Cash flows from operating activities:
   Net income                                                    $      406,177     $      406,744
   Depreciation and amortization                                        417,078            425,043
   Changes in operating assets and liabilities:
      Receivables                                                    (1,123,447)        (1,023,704)
      Inventories                                                   (10,720,183)        (5,252,324)
      Deferred farm crop and other prepaid expenses                     449,338           (173,210)
      Due from (to) Steiner Corporation                                (253,300)         1,222,384
      Other assets                                                        6,514           (129,711)
      Trade accounts payable, accrued expenses
         and other                                                    5,302,364          3,664,483
                                                                     ----------         ----------
   Net cash used in operating activities                             (5,515,459)          (860,295)
                                                                     ----------         ----------

Cash flows from investing activities:
   Purchases of property, plant and equipment                          (555,834)          (309,485)
                                                                     ----------         ----------
   Net cash used in investing activities                               (555,834)          (309,485)
                                                                     ----------         ----------

Cash flows from financing activities:
   Net changes in short-term borrowings                               6,050,011          1,076,911
   Principal payments on long-term debt                                (285,534)          (291,655)
                                                                     ----------         ----------
   Net cash provided by financing activities                          5,764,477            785,256
                                                                     ----------         ----------

Net decrease in cash                                                   (306,816)          (384,524)
Cash at beginning of period                                             485,418            466,525
                                                                     ----------         ----------

Cash at end of period                                            $      178,602     $       82,001
                                                                     ==========         ==========
Cash payments during the period:
      Interest                                                   $      379,440     $      475,736
      Income taxes                                                       30,700            119,000




                                See accompanying notes to financial statements.







                    AMERICAN FINE FOODS, INC.

                  NOTES TO FINANCIAL STATEMENTS


SUMMARY OF ACCOUNTING POLICIES

  Interim results are subject to significant seasonal variations and are not necessarily indicative of the results of operations for a full fiscal year. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary for a fair statement of the results of the interim periods shown have been made.

  Inventories at September 27, 1997 and September 28, 1996 consist of the following:

                                                                        1997              1996
         Processed products:
              Corn                                               $   16,882,184     $   15,153,844
              Beans                                                   5,287,651          3,851,075
              Peas                                                    5,293,321          5,397,983
              Asparagus                                               7,731,663          7,970,489
              Spinach                                                   409,232            557,193
              Meat (chili, beef and stew)                             1,596,442          1,722,332
              Co-pack and branded products                              256,008                 --
              Soup products                                             574,409                 --
                                                                     ----------         ----------
                                                                     38,030,910         34,652,916
         Manufacturing supplies                                       4,413,142          5,135,181
                                                                     ----------         ----------

                                                                 $   42,444,052     $   39,788,097
                                                                     ==========         ==========

         On December 8, 1997, 100% of the outstanding common stock of American Fine Foods, Inc. was acquired by Chiquita Brands
International, Inc.



















                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 3,  1998       CHIQUITA BRANDS INTERNATIONAL, INC.

                                By: /s/William A. Tsacalis
                                William A. Tsacalis
                                Vice President and Controller

















































                                                     Exhibit 23.1

                 CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of Chiquita Brands International, Inc. of our report dated July 31, 1997 with respect to the financial statements of American Fine Foods, Inc. for the year ended June 28, 1997 included on pages 6 through 16 of this Current Report on Form 8-K dated December 8, 1997.


              Registration
   Form             No.                                   Description

   S-3           33-58424                  Dividend Reinvestment Plan
   S-3           33-41057                  Common Stock issuable upon conversion of
                                           Convertible Subordinated Debentures
   S-3           333-00789                 Debt Securities, Preferred Stock, Preference Stock,
                                             Depositary Shares, Common Stock and
                                             Securities Warrants
   S-4           333-40709                 Common Stock to be issued in connection with
                                             proposed acquisition of Stokely USA, Inc.
   S-8           33-2241                   Chiquita Savings and Investment Plan
                 33-16801
                 33-42733
                 33-56572
                 333-39671
   S-8           33-14254                  1986 Stock Option and Incentive Plan
                 33-38284
                 33-41069
                 33-53993
   S-8           33-25950                  Individual Stock Option Plan
   S-8           33-38147                  Associate Stock Purchase Plan

                              /s/ KPMG Peat Marwick LLP


February 3, 1998
Salt Lake City, Utah











